Exhibit 10.5

PQ GROUP HOLDINGS INC.

AMENDED & RESTATED STOCKHOLDERS AGREEMENT

Dated as of [●], 2017

3.17.	Waiver of Jury Trial	22
3.18.	Enforcement	22
3.19.	Counterparts; Facsimile Signatures	22

Exhibit A – Form of Joinder Agreement

AMENDED & RESTATED STOCKHOLDERS AGREEMENT, dated as of [●], 2017 (this “Agreement”), among (i) PQ Group Holdings Inc., a Delaware corporation (the “Company”), (ii) CCMP Capital Investors III, L.P., a Delaware limited partnership, CCMP Capital Investors III (Employee), L.P., a Delaware limited partnership, Quartz Co-Invest L.P., a Delaware limited partnership, CCMP Capital Investors III (AV-7), L.P., a Delaware limited partnership, CCMP Capital Investors III (AV-8), L.P., a Delaware limited partnership, CCMP Capital Investors III (AV-9), L.P., a Delaware limited partnership, and CCMP Capital Investors III (AV-10), L.P., a Delaware limited partnership (collectively, “CCMP”, and, together with their respective Permitted Transferees (as defined herein), the “CCMP Investors”), (iii) INEOS Investments Partnership, a general partnership organized under the laws of England and Wales (the “INEOS Investor” and, together with CCMP, each an “Entity Investor” and together, the “Entity Investors”) and (iv) each other Stockholder that is a party to this Agreement on the date hereof or becomes a party to this Agreement after the date and pursuant to the terms hereof. Certain capitalized terms used herein are defined in Article II.

W I T N E S S E T H:

WHEREAS, on May 4, 2016, the Company, the CCMP Investors, the INEOS Investor and the other Stockholders party thereto entered into an Amended and Restated Stockholders Agreement (the “Existing Agreement”);

WHEREAS, in connection with the Company’s initial public offering of its shares of Common Stock (the “IPO”), the parties hereto desire to amend and restate the Existing Agreement in order to set forth their agreement with respect to registration rights and certain other matters; and

WHEREAS, in accordance with Section 7.8 of the Existing Agreement, this Agreement, which constitutes an amendment and restatement of the Existing Agreement, has been approved by Stockholders holding in excess of 75% of the outstanding Voting Securities of the Stockholders party to the Existing Agreement immediately prior to the consummation of the IPO, including each Entity Investor who was party to the Existing Agreement, and shall be effective immediately upon the consummation of the IPO.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

REGISTRATION RIGHTS

1.1.    Demand Registration.

(a)    At any time, the CCMP Investors may request in writing (which request shall specify the Registrable Securities intended to be disposed of by the CCMP Investors and the intended method of distribution thereof) that the Company effect the registration or listing of all or a portion of the Registrable Securities held by the CCMP Investors (a “Registration Request”). Promptly after its receipt of any Registration Request (but in no event more than 2 Business Days thereafter), the Company will give written notice of such request to all other Holders, and will use its reasonable best efforts to register, in accordance with the provisions of this Agreement, all Registrable Securities that have been requested to be registered in the

Registration Request or by any other Holders by written notice to the Company given within 3 Business Days after the date the Company has given such Holders notice of the Registration Request, not to exceed such other Holder’s pro rata share (determined based upon the number of Registrable Securities requested to be registered by the CCMP Investors in such Registration Request as compared to the aggregate number of Registrable Securities held by the CCMP Investors at the time of such Registration Request) of all Registrable Securities to be registered pursuant to such Registration Request, unless otherwise agreed to by the CCMP Investors. The Company will pay all Registration Expenses incurred in connection with any registration pursuant to this Section 1.1. Any registration requested by the CCMP Investors pursuant to this Section 1.1 is referred to in this Agreement as a “Demand Registration.” In connection with a Demand Registration, the CCMP Investors shall have the right to select the underwriters to administer the offering, subject to the reasonable approval of the Company. The CCMP Investors shall be entitled to initiate an unlimited number of Demand Registrations.

(b)    The Company will use its reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms or any similar short-form Registration Statement (“Short-Form Registrations”). If requested by the CCMP Investors in a Demand Registration and available to the Company, the Company shall promptly file with the SEC a Short-Form Registration providing for the registration of, and the sale on a continuous or delayed basis of, the Registrable Securities pursuant to Rule 415 under the Securities Act (a “Shelf Registration Statement”). In no event shall the Company be obligated to effect any shelf registration other than pursuant to a Short-Form Registration. The Company will pay all Registration Expenses incurred in connection with any Short-Form Registration. If any Demand Registration is proposed to be a Short-Form Registration and an underwritten offering, and if the managing underwriter shall advise the Company that, in its opinion, it is of material importance to the success of such proposed offering to file a Registration Statement on Form S-1 (or any successor or similar Registration Statement) or to include in such Registration Statement information not required to be included in a Short-Form Registration, then the Company will file a Registration Statement on Form S-1 or supplement the Short-Form Registration as reasonably requested by such managing underwriter.

(c)    If the filing, initial effectiveness or continued use of a Registration Statement, including a Shelf Registration Statement, with respect to a Demand Registration would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement and (iii) would reasonably be expected to be materially adverse to the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the Holders participating in such registration, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement; provided, that the Company shall not be permitted to do so (x) more than four times during any 12-month period or (y) for periods exceeding, in the aggregate, 90 days during any 12-month period. In the event the Company exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. If the Company so postpones the filing of a prospectus or the effectiveness of a Registration Statement, the CCMP Investors shall be entitled to withdraw their Registration Request. The Company will pay all Registration Expenses incurred in connection with any such aborted registration or prospectus.

(d)    The Company shall not be obligated to take any action to effect or complete any Demand Registration if a Demand Registration (other than a Shelf Registration Statement) was declared effective within the preceding 180 days, unless otherwise consented to by the Company.

1.2.    Shelf Takedown.

(a)    At any time the Company has an effective Shelf Registration Statement with respect to the CCMP Investors’ Registrable Securities, by notice to the Company specifying the intended method or methods of disposition thereof, the CCMP Investors may make a written request (a “Shelf Takedown Request”) to the Company to effect an Underwritten Shelf Takedown of all or a portion of the CCMP Investors’ Registrable Securities that may be registered under such Shelf Registration Statement, and as soon as practicable the Company shall amend or supplement the Shelf Registration Statement as necessary for such purpose. The Company will pay all Registration Expenses incurred in connection with any Shelf Takedown Request pursuant to this Section 1.2(a).

(b)    Promptly upon receipt of a Shelf Takedown Request (but in no event more than 2 calendar days thereafter or such shorter period as may be reasonably requested in connection with an underwritten “block trade”)) for any Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Holder with Registrable Securities covered by the applicable Shelf Registration Statement (each, a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown such number of Registrable Securities as each such Potential Takedown Participant may request in writing, not to exceed such Holder’s pro rata share (determined based upon the number of Registrable Securities proposed to be sold by the CCMP Investors in such proposed Underwritten Shelf Takedown as compared to the aggregate number of Registrable Securities held by the CCMP Investors immediately prior to such Underwritten Shelf Takedown) of all Registrable Securities to be included in such Underwritten Shelf Takedown, unless otherwise agreed to by the CCMP Investors. The Company shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within 2 calendar days (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) after the date that the Shelf Takedown Notice has been delivered. Notwithstanding the delivery of any Shelf Takedown Notice, all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 1.2 shall be determined by the CCMP Investors.

(c)    The Company shall not be obligated to take any action to effect any Underwritten Shelf Takedown if a Demand Registration (other than a Shelf Registration) was declared effective or an Underwritten Shelf Takedown was consummated within the preceding 30 days, unless otherwise consented to by the Company.

1.3.    Piggyback Registration. Whenever the Company proposes to register or list any of its securities (other than (i) a Demand Registration under Section 1.1, (ii) an Underwritten Shelf Takedown under Section 1.2 or (iii) a Special Registration), and the registration form to be filed may be used for the registration, listing or qualification for distribution of Registrable Securities, the Company will give prompt written notice (the “Piggyback Notice”) to all Holders of its intention to effect such a registration or listing at least 10 Business Days before the anticipated registration or listing date and will include in such registration or listing all Registrable Securities held by the Holders with respect to which the Company has received written requests for inclusion therein within 10 Business Days after the date of such Piggyback Notice (a “Piggyback Registration”). The Company shall have the right to terminate or withdraw any registration or listing initiated by it under this Section 1.3 (and not pursuant to Section 1.1 or Section 1.2) prior to the effectiveness of such registration or listing whether or not any Holder has elected to include any Registrable Securities in such registration or listing.

1.4.    Priority of Securities.

(a)    Notwithstanding anything to the contrary in this Agreement, if the managing underwriters of a registered offering of Registrable Securities deliver a written opinion to the Company that the number of securities requested to be included in any such registered offering of Registrable Securities pursuant to this Article I exceeds the number that can be sold without materially adversely affecting the marketability of such offering (including a material adverse effect on the per security offering price) (a “Cutback Event”), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without causing a Cutback Event, which securities will be so included in the following order of priority:

(i)    for Demand Registrations pursuant to Section 1.1, first, Registrable Securities of the Holders who have requested registration of their Registrable Securities pursuant to Section 1.1, pro rata on the basis of the aggregate number of such Registrable Securities proposed to be registered by such Holders, and second, any Registrable Securities proposed to be registered by the Company;

(ii)    for Underwritten Shelf Takedowns pursuant to Section 1.2, first, Registrable Securities of the Holders who have requested to participate in such Underwritten Shelf Takedown pursuant to Section 1.2, pro rata on the basis of the aggregate number of such Registrable Securities proposed to be sold by such Holders, and second, any Registrable Securities proposed to be sold by the Company; and

(iii)    for Piggyback Registrations pursuant to Section 1.3, first, Registrable Securities proposed to be registered by the Company, and second, Registrable Securities of the Holders who have requested registration of their Registrable Securities pursuant to Section 1.3, pro rata on the basis of the aggregate number of such Registrable Securities proposed to be registered by such Holders.

1.5.    Registration Procedures.

(a)    In the event that Holders request that any of their Registrable Securities be registered pursuant to this Article I, the Company will use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof and as soon as possible:

(i)    prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or prospectus or any amendments or supplements thereto, furnish to Stockholders’ Counsel and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the prospectus and the exhibits thereto, and Stockholders’ Counsel (and the underwriter(s), if any) shall have the opportunity to review and comment thereon, and the Company will make such changes and additions thereto as reasonably requested by such Stockholders (and the underwriter(s), if any) prior to filing any Registration Statement or amendment thereto or any prospectus or any supplement thereto;

(ii)    prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be required to keep such Registration Statement effective for a period of not less than 180 days, or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the seller or sellers of such Registrable Securities set forth in such Registration Statement;

(iii)    use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of such Registrable Securities and any underwriter(s) reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable any such seller and any underwriter(s) to consummate the disposition in such jurisdictions of the Registrable Securities; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

(iv)    notify each seller of such Registrable Securities and Stockholders’ Counsel and any underwriter(s), at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of such sellers or any underwriter(s), the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(v)    to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that Holders may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment;

(vi)    in the case of an underwritten offering, (A) enter into such agreements (including underwriting agreements in customary form) as are customary in an underwritten offering and all of the representations and warranties by, and the other agreements on the part of, the Company in the underwriting agreement and other agreements to and for the benefit of such underwriters, shall also be made for the benefit of each seller of Registrable Securities for the limited purpose of its participation in such offering, (B) take all such other actions as such sellers or the underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, (C) use its reasonable best efforts to cause its counsel to issue opinions of counsel in form, substance and scope as are customary in primary underwritten offerings, addressed and delivered to the underwriter(s) and (D) have appropriate officers of the Company prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and other informational meetings organized by the underwriters, and take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated);

(vii)    make available for inspection by each seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and use its reasonable best efforts to cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(viii)    use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which the Equity Securities are then listed or, if they are not listed, on the New York Stock Exchange or the Nasdaq Global Market, as determined by the Company;

(ix)    provide a transfer agent and registrar for all Registrable Securities not later than the effective date of such Registration Statement;

(x)    if requested, use its reasonable best efforts to cause to be delivered, immediately prior to the pricing of any underwritten offering, immediately prior to effectiveness of each Registration Statement (and, in the case of an underwritten offering, at the time of closing of the sale of Registrable Securities pursuant thereto), letters from the Company’s independent registered public accountants addressed to the sellers of Registrable Securities and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act or other applicable rule or regulation, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent registered public accountants delivered in connection with primary underwritten public offerings; and

(xi)    promptly notify the sellers of Registrable Securities and Stockholders’ Counsel and the underwriter or underwriters, of the following events, if any:

(A)    when the Registration Statement, any pre-effective amendment, the prospectus or any prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(B)    of any written request by the Commission for amendments or supplements to the Registration Statement or prospectus;

(C)    of the notification to the Company by the Commission of its initiation of any proceeding with respect to, or the issuance by the Commission of any stop order suspending the effectiveness of, the Registration Statement; and

(D)    of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.

(b)    The Company shall furnish to Stockholders’ Counsel, sellers of Registrable Securities or any underwriter (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, copies of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the Commission, and each item of correspondence from the Commission, in each case relating to such Registration Statement, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as Stockholders’ Counsel, sellers of Registrable Securities or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities. The Company will promptly notify sellers and Stockholders’ Counsel of the effectiveness of each Registration Statement or any post-effective amendment. The Company will respond reasonably promptly to any and all comments received from the Commission, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the Commission as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all comments by the Commission, if applicable, following notification by the Commission that any such Registration Statement or any amendment thereto will not be subject to further review.

1.6.    Expenses.

(a)    All expenses incurred in connection with each registration pursuant to, and incident to the Company’s performance of or compliance with, this Article I, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing prospectuses in preliminary and final form as well as any supplements thereto, fees and disbursements of counsel for the Company and all accountants and other Persons retained by the Company and the reasonable fees and disbursements of one U.S. counsel for each Entity Investor, plus any local counsel needed to deliver legal opinions to the underwriters (the “Stockholders’ Counsel”) (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities, which shall be borne by the applicable seller of Registrable

Securities), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

(b)    The obligation of the Company to bear the expenses described in Section 1.6(a) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended or is converted to another form of registration and irrespective of when any of the foregoing shall occur.

1.7.    Indemnification.

(a)    The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder and each of their respective officers, directors, employees and Affiliates and each Person who controls such Holder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, and expenses (each, a “Loss”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, preliminary prospectus or free writing prospectus or any amendment thereof or supplement thereto or in any application for listing on a national securities exchange, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading or (iii) any violation by the Company of the Securities Act, the Exchange Act or applicable “blue sky” laws, except insofar as the same are made in reliance and in conformity with information relating to such Holder, furnished in writing to the Company by such Holder, expressly for use therein.

(b)    In connection with any Registration Statement that includes Registrable Securities owned by any Holder, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and shall indemnify and hold harmless the Company, its directors and officers, and each other Person who controls the Company (within the meaning of the Securities Act) against any Losses to which the Company or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus, preliminary prospectus or free writing prospectus or any amendment thereof or supplement thereto or in any application for listing on a national securities exchange or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any such application, in reliance upon and in conformity with written information prepared and furnished to the Company by a Holder expressly for use therein, and such Holder will reimburse the Company and each such director, officer and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the obligation to indemnify and hold harmless will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c)    In case any proceeding (including any governmental investigation) will be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 1.7(a) or (b), such Person (hereinafter called the “indemnified party”) will promptly notify the Person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, will retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and will pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party will have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impeded parties) include both the indemnifying party and the indemnified party and the indemnified party will have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party will not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, and that all such reasonable fees and expenses will be reimbursed as they are incurred. In the case of the retention of any such separate firm for the indemnified parties, such firm will be designated in writing by the indemnified parties. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party will have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the third sentence of this Section 1.7(c), the indemnifying party agrees that it will be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party will not have reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)    The provisions of this Section 1.7 shall survive the transfer of securities and any termination of this Agreement.

(e)    If the indemnification provided for in or pursuant to this Section 1.7 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any Losses, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that result in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified Person, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 1.7(e) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this Section 1.7(e). No Person guilty of “fraudulent misrepresentation” (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 1.7, the indemnifying party will indemnify each indemnified party to the full extent provided in Sections 1.7(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 1.7(e).

(f)    The Company hereby acknowledges and agrees that any of the Persons entitled to indemnification pursuant to Section 1.7(a) (each, a “Company Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources. The Company hereby acknowledges and agrees (i) that it is the indemnitor of first resort (i.e., its obligations to a Company Indemnitee are primary and any obligation of such other sources to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Company Indemnitee are secondary) and (ii) that it shall be required to advance the full amount of expenses incurred by a Company Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement without regard to any rights a Company Indemnitee may have against such other sources. The Company further agrees that no advancement or payment by such other sources on behalf of a Company Indemnitee with respect to any claim for which such Company Indemnitee has sought indemnification, advancement of expenses or insurance from the Company shall affect the foregoing, and that such other sources shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Company Indemnitee against the Company.

1.8.    Participation in Underwritten Registrations.

(a)    No Holder may participate in any registration hereunder that is underwritten unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any customary underwriting arrangements (including pursuant to the terms of any over-allotment or “green shoe” option requested by the underwriter(s); provided that no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Holder’s failure to cooperate, will not constitute a breach by the Company of this Agreement). Notwithstanding the foregoing, no Holder will be required to agree to any indemnification obligations on the part of such Holder that are greater than its obligations pursuant to Section 1.7(b).

(b)    Each Holder that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.5(a)(iv), such Holder will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Holder receives copies of a supplemented or amended prospectus as contemplated by such Section 1.5(a)(iv). In the event the Company gives any such notice, the applicable time period mentioned in Section 1.5(a)(ii) during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 1.5(a)(iv) to and including the date when each seller of a Registrable Security covered by such Registration Statement will have received the copies of the supplemented or amended prospectus contemplated by Section 1.5(a)(iv).

1.9.    Rule 144. The Company covenants that: (a) to the extent applicable, it will make available adequate current public information with respect to the Company meeting the information requirements of Rule 144(c) under the Securities Act, and upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such information requirements; and (b) that it will take such further action as any Stockholder may reasonably request to enable such Stockholder to sell Registrable Securities without registration under the Securities Act pursuant to the exemption provided by Rule 144.

1.10.    Transfer of Registration Rights. The Holders may transfer and assign all or any portion of their then remaining registration rights under this Article I to any Permitted Transferee of such Holder. In connection with any such transfer and assignment, the term “Holder” as used in this Article I shall, where appropriate to assign such rights to such Permitted Transferee, be inclusive of the Holder and such Permitted Transferee. After any such Transfer and assignment, such Holder shall retain its rights under this Article I with respect to all other Registrable Securities owned by such Holder.

1.11.    Holdback. In consideration for the Company agreeing to its obligations under this Agreement, each Stockholder agrees in connection with any registration or sale of Registrable Securities conducted as an underwritten Public Offering (whether or not such Stockholder is participating in such underwritten Public Offering) upon the request of the Company and the underwriters managing such underwritten Public Offering, to become bound by and to execute and deliver a lock-up agreement with the underwriters managing such underwritten Public Offering restricting such Stockholder’s right to effect, and to cause their respective Controlled Affiliates not to effect (other than pursuant to such registration) any public sale or distribution of Common Stock, including any sale pursuant to Rule 144 or Rule 144A, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Stock, any other Equity Securities of the Company or any securities convertible into or exchangeable or exercisable for any Equity Securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, during the Holdback Period so long as all Stockholders or stockholders participating in such registration or holding more than (including any Stockholders who are members of a Group holding more than) 5% of the outstanding Equity Securities are bound by a comparable obligation; provided that nothing herein will prevent any Stockholder from making a Transfer of Registrable Securities to any Permitted Transferee or

Involuntary Transferee of such Stockholder, so long as any such Transferee agrees to be so bound. The terms of such lock-up agreements shall be negotiated among the CCMP Investors, the Company and the underwriters and shall include customary carve outs from the transfer restrictions set forth therein, including a carve out with respect to the transfer of Common Stock pursuant to trading plans established prior to the date of the applicable lock-up agreement under Rule 10b5-1 under the Exchange Act. The Company further agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Registration Statement (other than such registration or a Special Registration) covering any of its Equity Securities or any securities convertible into or exchangeable or exercisable for its Equity Securities, during the Holdback Period with respect to an underwritten offering, if required by the managing underwriter; provided that notwithstanding anything to the contrary herein, the Company’s obligations under this Section 1.11 shall not apply during any 12-month period for more than an aggregate of 180 days with respect to any Short-Form Registrations.

ARTICLE II

DEFINITIONS

2.1.    Certain Definitions.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly Controlling, Controlled by or under common Control with such Person, (ii) any Person directly or indirectly owning or Controlling 10% or more of any class of outstanding voting securities of such Person or (iii) any officer, director, general partner or trustee of any such Person described in clause (i) or (ii); provided that neither the Company nor any of its subsidiaries shall be deemed an Affiliate of the CCMP Investors or the INEOS Investor.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means all applicable provisions of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Entity, (ii) any consents or approvals of any Governmental Entity, (iii) any orders, decisions, injunctions, judgments, awards, decrees of or agreements with any Governmental Entity and (iv) regulations of any self-regulatory organization.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

“CCMP” has the meaning set forth in the Preamble.

“CCMP Investors” has the meaning set forth in the Preamble.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

“Company” has the meaning set forth in the Preamble.

“Company Indemnitee” has the meaning set forth in Section 1.7(f).

“Competitor” means a Person, or another Person that Controls or is Controlled by a Person who competes directly or indirectly with the Company or any Material Subsidiary; provided that the INEOS Investor and its Affiliates shall not be deemed a Competitor of the Company or any Material Subsidiary.

“Control” means the power to direct the affairs of a Person by reason of ownership of voting securities, by contract or otherwise.

“Cutback Event” has the meaning set forth in Section 1.4(a).

“Demand Registration” has the meaning set forth in Section 1.1(a).

“Effective Date” means the date of this Agreement.

“Entity Investors” has the meaning set forth in the Preamble.

“Equity Securities” means any and all shares of Common Stock, securities of the Company convertible into, or exchangeable or exercisable for, any shares of Common Stock, any other shares of capital stock or interests or participations that confer on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the Company, and options, warrants or other rights to acquire any such Equity Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Existing Agreement” has the meaning set forth in the Recitals.

“Governmental Entity” means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Holdback Period” means, with respect to an underwritten Public Offering, the period commencing on the date of the final prospectus relating to such underwritten Public Offering and ending on the date specified by the relevant underwriters (such period not to exceed 90 days).

“Holders” means Stockholders party to this Agreement who hold Registrable Securities at the time in question.

“indemnified party” has the meaning set forth in Section 1.7(c).

“indemnifying party” has the meaning set forth in Section 1.7(c).

“INEOS Investor” has the meaning set forth in the Preamble.

“Information” means all information about the Company or any of its Subsidiaries that is or has been furnished to any Stockholder or any of its Representatives by or on behalf of the Company or any of its Subsidiaries, or any of their respective Representatives (whether written or oral or in electronic or other form and whether prepared by the Company, its Representatives or otherwise), together with all written or electronically stored documentation prepared or developed by such Stockholder or its Representatives based on, containing or otherwise reflecting, in whole or in part, any of such information, including any notes, memoranda, analyses, forecasts, compilations, studies or other data; provided that the term “Information” does not include any information that (i) is or becomes generally available to the public other than as a result of a disclosure by any Stockholder or its Representatives, (ii) is or becomes available to such Stockholder on a nonconfidential basis from a source, other than the Company or any of its Subsidiaries, or any of their respective Representatives, that to the best of such Stockholder’s knowledge, after reasonable inquiry, is not prohibited from disclosing such portions to such Stockholder by a contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information or (iii) was, is or becomes independently developed by such Stockholder or any of its Representatives, without reference to the Information disclosed to it.

“Involuntary Transfer” means any Transfer, other than by voluntary act of a Stockholder, or any proceeding or action by or in which a Stockholder shall be deprived or divested of any right, title or interest in or to any Equity Securities or any Equity Securities shall become encumbered, whether or not such Stockholder consents to such proceeding or action, including (a) any seizure under levy of attachment or execution, (b) any foreclosure upon a pledge of, or a security interest in, Equity Securities, (c) any Transfer in connection with bankruptcy or similar proceedings relating to a Stockholder, (d) any Transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property, (e) any Transfer in connection with the disposition of the community property interest of such Stockholder’s spouse, (f) any Transfer upon the death of such Stockholder, (g) any Transfer occasioned by the incompetence of such Stockholder, or (h) any Transfer to a Stockholder’s spouse as a result of the termination of the marital relationship. “Involuntary Transferee” shall have a corresponding meaning.

“IPO” has the meaning set forth in the Recitals.

“Legal Process” has the meaning set forth in Section 3.2.

“Loss” has the meaning set forth in Section 1.7(a).

“Mandatory Distribution” means with respect to a Stockholder, any liquidation of, or distribution with respect to an equity interest in, such Stockholder (including any distribution by a Stockholder to one or more of its limited partners) that is (i) required by Applicable Law, (ii) made solely to any limited partner of the Stockholder that is withdrawing from such Stockholder in connection with a Regulatory Problem or (iii) in the case of the Entity Investors, required under the organizational documents or governing agreements of such Stockholder; provided that any general partner, managing member, board of directors or similar governing body of such Stockholder (including in connection with any determination such Person has made that resulted in such requirement under such documents or agreement), and its equityholders, have taken all reasonable efforts to avoid such required liquidation or distribution.

“Material Subsidiary” means, as of any determination date, any Subsidiary of the Company that, together with its Subsidiaries, has revenues representing 5% or more of the aggregate total revenues of the Company and its Subsidiaries for the most recently completed fiscal year or assets representing 5% or more of the aggregate total assets of the Company and its Subsidiaries for the most recently completed fiscal year.

“Permitted Transferee” means, as to any Stockholder:

(i)    the owners of such Stockholder in connection with a Mandatory Distribution or any other liquidation of, or a distribution with respect to an equity interest in, such Stockholder (including any distribution by a Stockholder to its limited partners),

(ii)    a Subsidiary of such Stockholder (other than any “portfolio company” described below),

(iii)    any Person directly or indirectly Controlled by or under common Control with such Stockholder; and, in the case of any CCMP Investor, (A) any limited partnership, limited liability company or other investment vehicle that is Controlled, sponsored or managed (including as a general partner or through the management of investments) by any CCMP Investor or any of its Affiliates, or (B) any present or former managing director, general partner, director, limited partner, officer or employee of any entity described in clause (A) immediately above or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, trustee or beneficiary of any of the foregoing persons described in this clause (B), or

(iv) the Company or any of its Subsidiaries;

provided that in no event shall (x) any “portfolio company” (as such term is customarily used among institutional investors) of any Stockholder or any entity Controlled by any portfolio company of any Stockholder or (y) any Competitor constitute a “Permitted Transferee.” Any Stockholder shall also be a Permitted Transferee of the Permitted Transferees of itself. Each Entity Investor shall be a Permitted Transferee of the other Entity Investor.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

“Piggyback Notice” has the meaning set forth in Section 1.3.

“Piggyback Registration” has the meaning set forth in Section 1.3.

“Potential Takedown Participant” has the meaning set forth in Section 1.2(b).

“Public Offering” means an offering of Common Stock pursuant to a registration statement filed in accordance with the Securities Act.

“Registrable Securities” means (a) all shares of Common Stock, (b) any other stock or securities that the Stockholders may be entitled to receive, or will have received pursuant to such Stockholders’ ownership of the Common Stock, in lieu of or in addition to Common Stock, or (c) any Equity Securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (a) or (b) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (x) they have been effectively registered or qualified for sale by prospectus filed under the Securities Act and disposed of in accordance with the related Registration Statement, (y) they have been sold pursuant to Rule 144 or another exemption from registration under the Securities Act or (z) they are able to be sold by the Stockholder holding them without restriction as to volume or manner of sale pursuant to Rule 144 under the Securities Act.

“Registration Expenses” has the meaning set forth in Section 1.6(a).

“Registration Request” has the meaning set forth in Section 1.1(a).

“Registration Statement” means any registration statement of the Company filed pursuant to the Securities Act that covers an offering of any Registrable Securities, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Regulatory Problem” means a change in Applicable Law that makes the investment by the applicable limited partner in such Stockholder illegal for such limited partner.

“Representatives” means with respect to any Person, any of such Person’s, or its Affiliates’, directors, officers, employees, general partners, Affiliates, direct or indirect shareholders, members or limited partners, attorneys, accountants, financial and other advisers, and other agents and representatives.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Shelf Registration Statement” has the meaning set forth in Section 1.1(b).

“Shelf Takedown Notice” has the meaning set forth in Section 1.2(b).

“Shelf Takedown Request” has the meaning set forth in Section 1.2(a).

“Short-Form Registrations” has the meaning set forth in Section 1.1(b).

“Special Registration” means the registration of (a) Equity Securities solely registered on Form S-4 or Form S-8 or (b) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Company or its Subsidiaries or in connection with dividend reinvestment plans.

“Stockholders” means (i) the Entity Investors and (ii) any other holder of any Equity Securities that is a party to this Agreement on the Effective Date; provided that any Person shall cease to be a Stockholder if it no longer is the holder of any Equity Securities.

“Stockholders’ Counsel” has the meaning set forth in Section 1.6(a).

“Subsidiary” means each Person in which a Person owns or Controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding capital stock or other equity interests.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Equity Securities owned by a Person or any rights to vote or options to acquire or dispose of any interest (including to a beneficial interest) in any shares of Equity Securities owned by a Person.

“Transferee” means any Person to whom any Stockholder or any Transferee thereof Transfers Equity Securities of the Company in accordance with the terms hereof.

“Underwritten Shelf Takedown” means an underwritten Public Offering in which shares of Common Stock are sold to an underwriter or underwriters on a firm commitment basis for reoffer to the public, including via a block trade, under and pursuant to an effective Shelf Registration Statement.

“Voting Securities” means, at any time, shares of any class of Equity Securities of the Company that are then entitled to vote generally in the election of directors.

2.2.    Terms Generally. The words “hereby”, “herein”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole (including the Exhibits hereto) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Articles, Sections and Exhibits shall be deemed references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The definitions given for terms in this Article II and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. References herein to any agreement or letter shall be deemed references to such agreement or letter as it may be amended, restated or otherwise revised from time to time.

ARTICLE III

MISCELLANEOUS

3.1.    Termination. This Agreement or any provision thereof may be terminated by written agreement of the Company and the Stockholders as provided under Section 3.8; provided that this agreement shall terminate automatically upon the date on which no Holder holds any Registrable Securities, except for Section 1.7 and Articles II and III, which shall survive any such termination. Nothing in this Agreement shall relieve any party from any liability for the breach of any obligations set forth in this Agreement.

3.2.    Publicity. No Stockholder may issue any press release or otherwise make any public announcement or comment with respect to the Company or any of its Subsidiaries, without the prior consent of the Board; provided that nothing herein shall prevent any party hereto from making such announcement or comment (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (c) to the extent required or compelled by applicable law or any legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests (any of the foregoing, a “Legal Process”); provided, further, that such party shall notify the other parties hereto, to the extent legally permissible, of the proposed disclosure as far in advance of such disclosure as reasonably practicable.

3.3.    Confidentiality. Each party hereto agrees to, and shall cause its Representatives to, keep confidential and not divulge any Information, and to use, and cause its Representatives to use, such Information only in connection with the operation and preparation of tax returns of the Company and its Subsidiaries; provided that nothing herein shall prevent any party hereto from disclosing such Information (a) pursuant to and as contemplated by Article I hereof, (b) pursuant to applicable law or a Legal Process, (c) to the extent necessary in connection with the exercise of any remedy hereunder, (d) to other Stockholders, (e) to such party’s Representatives that in the reasonable judgment of such party need to know such Information, (f) to any Permitted Transferee in connection with a proposed Transfer of Equity Securities from such Stockholder as long as such potential Transferee agrees to be bound by the provisions of this Section 3.3 as if it were a Stockholder or (g) in the case of the Entity Investors, (i) in connection with financial or operating reports made available to the limited partners, investors, managers, members, representatives and advisors of the Entity Investors or any of their Affiliates, (ii) in compliance with the terms of the limited partnership or other organizational documents of the Entity Investors or any of their Affiliates, or (iii) in connection with the marketing of investment funds managed or advised, directly or indirectly, by the Entity Investors or any of their Affiliates; provided, further, that, in the case of clause (a), such party shall notify the other parties hereto of the proposed disclosure as far in advance of such disclosure as reasonably practicable and use reasonable efforts to ensure that any Information so disclosed is accorded confidential treatment, when and if available.

3.4.    Compliance. The Stockholders shall cooperate in good faith to procure that the Company take such necessary action and exercise all necessary powers so that the Company and its Subsidiaries are compliant with the provisions of the Securities Act and Exchange Act, to the extent applicable to the Company or any such Subsidiary.

3.5.    Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things, and shall execute and deliver all such further agreements, certificates, instruments and documents, as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby. With respect to any reference herein to any approval, consent or similar concept of the CCMP Investors, the approval, consent, etc., of the CCMP Investors holding a majority of the Voting Securities held by all of the CCMP Investors shall satisfy any such approval, consent, etc., requirement.

3.6.    No Recourse. Notwithstanding anything to the contrary in this Agreement, the Company and each Stockholder agrees and acknowledges that, to the fullest extent permitted by Applicable Law, no recourse under this Agreement, or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

3.7.    Amendment; Waivers, etc. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if any such amendment, action or omission to act, has been approved by Stockholders holding in excess of 75% of the then-outstanding Registrable Securities of the Stockholders; provided that this Agreement may not be amended in a manner adversely affecting the rights or obligations of any Stockholder which does not adversely affect the rights or obligations of all similarly situated Stockholders in the same manner without the consent of such Stockholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any Stockholder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Stockholder granting such waiver in any other respect or at any other time.

3.8.    Assignment. Except as contemplated by Section 1.10, neither this Agreement nor any right or obligation arising under this Agreement may be assigned by any party without the prior written consent of the Entity Investors. Any purported assignment without such prior written consent will be void.

3.9.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

3.10.    No Third Party Beneficiaries. Except as provided in Sections 1.7 and 3.6, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns.

3.11.    Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, by certified or registered mail with postage prepaid, (c) sent by reputable overnight courier or (d) sent by fax or e-mail (provided a confirmation copy is sent by one of the other methods set forth above), as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to the Company, to it at:

PQ Group Holdings Inc.

300 Lindenwood Drive

Valleybrooke Corporate Center

Malvern, PA 19355-1740

Attention: Joseph S. Koscinski

Facsimile: (610) 651-4273

E-mail: joe.koscinski@pqcorp.com

with a copy to (which shall not constitute notice) each of the Entity Investors and their counsel at the addresses listed below.

If to the CCMP Investors, to them at:

CCMP Capital Advisors, LP

277 Park Avenue, 27th Floor

New York, New York 10172

Attention: Richard Jansen, Esq. and Official Notice Clerk

Facsimile: (212) 599-3481

E-mail: richard.jansen@ccmpcapital.com

with a copy to (which shall not constitute notice):

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Attention: Craig E. Marcus, Esq.

Facsimile: (617) 235-0514

E-mail: craig.marcus@ropesgray.com

If to the INEOS Investor, to it at:

INEOS

Hawkslease, Chapel Lane

Lyndhurst, Hampshire SO43 7FG

Attention: Jonny Ginns

Facsimile: +44 (0)23 8028 7069

E-mail: jonny.ginns@ineos.com

with a copy to (which shall not constitute notice):

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Attention: Craig F. Arcella

Facsimile: (212) 474-3700

E-mail: carcella@cravath.com

If to any other Stockholder, to its address set forth on the signature page of such Stockholder to this Agreement (or any joinder agreement) with a copy (which shall not constitute notice) to any party so indicated thereon. All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the day delivered, (y) if by overnight courier, on the day delivered, or (z) if by fax or e-mail, on the day delivered (provided the fax or e-mail is promptly confirmed by telephone confirmation thereof).

3.12.    Severability. Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, illegality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

3.13.    Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

3.14.    Entire Agreement. This Agreement, together with the Exhibits hereto, constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

3.15.    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles or rules of conflicts of law to the extent such principles or rules are not mandatorily applicable by statute and would require the application of the laws of another jurisdiction).

3.16.    Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, and in each case any appellate court thereof, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any such suit, action or other proceeding except in such courts). Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth or referred to in Section 3.11 shall, to the fullest extent permitted by Applicable Law, be effective service of process for any such suit, action or other proceeding. Each party irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or other proceeding in (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, or, in each case, any appellate court thereof, that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Applicable Law.

3.17.    Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (a) certifies and acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (b) acknowledges that it understands and has considered the implications of this waiver and makes this waiver voluntarily, and that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 3.17.

3.18.    Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the nonbreaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. In the event that the Company or one or more Entity Investors shall file suit to enforce the covenants contained in this Agreement (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to recover, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, including reasonable attorney’s fees and expenses.

3.19.    Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts (including via facsimile or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

PQ GROUP HOLDINGS INC.

By:
Name:
Title:

CCMP CAPITAL INVESTORS III, L.P.

By:	CCMP Capital Associates III, L.P.,
its general partner

By:	CCMP Capital Associates III GP, LLC,
its general partner

By:
Name:
Title:

CCMP CAPITAL INVESTORS III (EMPLOYEE), L.P.

By:	CCMP Capital Associates III, L.P.,
its general partner

By:	CCMP Capital Associates III GP, LLC,
its general partner

By:
Name:
Title:

[Signature Page to A&R Stockholders Agreement]

QUARTZ CO-INVEST L.P.

By:	CCMP Co-Invest III A GP, LLC,
its general partner

By:
Name:
Title:

CCMP CAPITAL INVESTORS III (AV-7), L.P.

By:	CCMP Capital Associates III, L.P.,
its general partner

By:	CCMP Capital Associates III GP, LLC,
its general partner

By:
Name:
Title:

CCMP CAPITAL INVESTORS III (AV-8), L.P.

By:	CCMP Capital Associates III, L.P.,
its general partner

By:	CCMP Capital Associates III GP, LLC,
its general partner

By:
Name:
Title:

[Signature Page to A&R Stockholders Agreement]

CCMP CAPITAL INVESTORS III (AV-9), L.P.

By:	CCMP Capital Associates III, L.P.,
its general partner

By:	CCMP Capital Associates III GP, LLC,
its general partner

By:
Name:
Title:

CCMP CAPITAL INVESTORS III (AV-10), L.P.

By:	CCMP Capital Associates III, L.P.,
its general partner

By:	CCMP Capital Associates III GP, LLC,
its general partner

By:
Name:
Title:

INEOS INVESTMENTS PARTNERSHIP

By:
Name:
Title:

[stockholder]

Notice Address:

[Signature Page to A&R Stockholders Agreement]

Exhibit A

JOINDER AGREEMENT

TO THE

STOCKHOLDERS AGREEMENT

By execution of this signature page,                      hereby agrees to become a party to, be bound by the obligations of and receive the benefits of that certain Stockholders Agreement, dated as of [●], 2017, by and among PQ Group Holdings Inc., a Delaware corporation, CCMP Capital Investors III, L.P., a Delaware limited partnership, CCMP Capital Investors III (Employee), L.P., a Delaware limited partnership, Quartz Co-Invest L.P., a Delaware limited partnership, CCMP Capital Investors III (AV-7), L.P., a Delaware limited partnership, CCMP Capital Investors III (AV-8), L.P., a Delaware limited partnership, CCMP Capital Investors III (AV-9), L.P., a Delaware limited partnership, CCMP Capital Investors III (AV-10), L.P., a Delaware limited partnership, INEOS Investments Partnership, a general partnership organized under the laws of England and Wales and the other parties thereto, as amended from time to time thereafter, and shall be deemed to be a “Stockholder” for all purposes thereunder.

By:
Name:
Title:

Notice Address:

Accepted:

PQ GROUP HOLDINGS INC.

By:
Name:
Title: